SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

December 31, 2003

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                           000-49606                                           03-0450326

(State or other jurisdiction of incorporation or organization)      (Commission File Number)                    (I.R.S. Employer Identification Number)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

Item 2. Acquisition or Disposition of Assets.

On December 31, 2003, Segmentz, Inc. acquired all of the issued and outstanding capital stock of Dasher Express, Inc. ("Acquired Companies") from Brad Kelley and Jeff Wiseman for cash consideration of $1,300,000, 538,462 shares of Segmentz, Inc. restricted common stock and conditional payments based upon incentives over a four year period (the "Consideration"), pursuant to terms and conditions of a Stock Purchase Agreement dated December 1, 2003 (the "Stock Purchase Agreement"). The Consideration was paid for out of existing cash on hand.

Except for the transactions contemplated in the Stock Purchase Agreement, there are no material relationships between Segmentz or any of its affiliates, directors or officers, or any associate of any such directors and officers, and any of the Acquired Companies.

Dasher is in the business of providing expedited trucking, scheduled line haul movements, trade show transportation and integrated third party logistics services.  Dasher will continue its business operations post closing.

A copy of the Stock Purchase Agreement and a copy of Segmentz's press release related to this event are respectively filed as Exhibit 2.1 and Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The Financial Statements required by Item 7(a) of Form 8-K shall be filed by amendment to this Form 8-K no later than March 15, 2004.

 (b)          Pro Forma Financial Information

The Financial Statements required by Item 7(b) of Form 8-K shall be filed by amendment to this Form 8-K no later than March 15, 2004.

 (c)          Exhibits

2.1           Stock Purchase Agreement dated as of December 1, 2003 by and among Segmentz, Inc., Brad Kelley and Jeff Wiseman.

10.1              Employment Agreement dated as of December 1, 2003 by and between Segmentz, Inc. and Brad Kelley

10.2              Employment Agreement dated as of December 1, 2003 by and between Segmentz, inc. and Jeff Wiseman

99.1         Press Release from Segmentz, Inc. issued on January 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:          /s/ John S. Flynn
Name:     John S. Flynn

Title:       President, Chief Financial Officer and Secretary

Date: January 13, 2004